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                                                                     EXHIBIT 5.1

                                          July 7, 1999

The Board of Directors
RadiSys Corporation
5445 NE Dawson Creek Drive
Hillsboro, OR 97124

    We have acted as counsel for RadiSys Corporation, an Oregon corporation (the "Company"), in connection with the proposed issuance of shares of Common Stock to stockholders of Texas Micro, Inc. ("TMI") in the merger (the "Merger") contemplated by the Agreement of Reorganization and Merger, dated as of May 24, 1999, among the Company, TMI and Tabor Merger Corp. (the "Merger Agreement") as described in the Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933.

    We have reviewed the corporate action of the Company in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

    Based upon the foregoing, it is our opinion that:

        (i) The Company is a corporation duly organized and legally existing under the laws of the state of Oregon;

        (ii) All action necessary to make valid the proposed issuance of the Common Stock by the Company in the Merger will have been taken when:

           (A) the Registration Statement, as it may be amended, shall have become effective;

           (B) the Merger shall have been approved by the requisite vote of the stockholders of TMI and the issuance of Common Stock in the Merger shall have been approved by the requisite vote of the shareholders of the Company;

           (C) all other conditions to the completion of the Merger set forth in the Merger Agreement shall have been satisfied or waived and requisite filings shall have been made under the corporate laws of Oregon and Delaware; and

           (D) the Common Stock shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the Merger Agreement.

    We are further of the opinion that when the steps set forth in paragraph
(ii) shall have been taken, the Common Stock will have been duly issued and be validly outstanding and all shares thereof will be fully paid and nonassessable.

    We hereby consent to the use of our name in the Registration Statement and in the Joint Proxy Statement/Prospectus filed as a part thereof and to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          STOEL RIVES LLP